                                                                   Exhibit 21.1



                       INVESTORS FINANCIAL SERVICES CORP.
                                  SUBSIDIARIES



                                                                               -------------------------------------
                                                                               Investors Financial Services Corp.(1)
                                                                                        200 Clarendon Street
                                                                                             Boston, MA
                                                                               -------------------------------------

                                                                               -----------------------------------------

                                                                                 ---------------------------------
                                                                                 Investors Bank & Trust Company(2)
                                                                                        200 Clarendon Street
                                                                                             Boston, MA
                                                                                 ---------------------------------

------------------------------------------------------------------------------------------------------------------------

-------------------------------------------    ----------------------------      ---------------------------------
         Investors Safe Deposit(5)               Investors Securities(6)                IBT Fund Services(7)
          Corporation (Inactive)                        Corporation                         (Canada) Inc.
           200 Clarendon Street                    200 Clarendon Street                1 First Canadian Place
                Boston, MA                               Boston, MA                        Toronto, Canada
-------------------------------------------    ----------------------------      ---------------------------------

------------------------------------------------------------------------------------------------------------------------

-------------------------------------------    ----------------------------      ---------------------------------
Investors Boston Securities Corporation(15)    Investors Trust Holdings(11)         Fenway Securities Corp.(10)
           200 Clarendon Street                          Ireland                       200 Clarendon Street
                Boston, MA                          Earlsfort Terrace                       Boston, MA
                                                     Dublin, Ireland
-------------------------------------------    ----------------------------      ---------------------------------

                  ------------------------------------------------------------------------------------------------------

                  --------------------------  -------------------------------  ---------------------------
                    Investors Financial(12)   Investors Trust & Custodial(13)  Investors Fund Services(14)
                  Services (Ireland) Limited    Services (Ireland) Limited          (Ireland) Limited
                       Earlsfort Terrace            Earlsfort Terrace               Earlsfort Terrace
                        Dublin, Ireland              Dublin, Ireland                 Dublin, Ireland
                  --------------------------  -------------------------------  ---------------------------





---------------------------------------------------------------------
----------------------------    -----------------------------------
Investors Capital Trust I(3)    Investors Capital Services, Inc.(4)
    200 Clarendon Street                  35 Maiden Lane
         Boston, MA                        New York, NY
----------------------------    -----------------------------------


----------------------------------------------------------------------

----------------------------    -----------------------------------
    IBT Trust Company(8)         Investors Funding Corporation(9)
       (Cayman), Ltd                   200 Clarendon Street
  Georgetown, Grand Cayman                  Boston, MA
     Cayman Islands BWI
----------------------------    -----------------------------------





 1   IFSC-         Delaware Corp.
 2   IBT-          Massachusetts trust company
 3   ICT 1-        Delaware Trust
 4   ICS-          Delaware Corp.
 5   ISD-          Massachusetts Corp.
 6   ISC-          Massachusetts securities corporation
 7   IBT Canada-   Canadian Corp.
 8   IBT Cayman-   Cayman Corp.
 9   IFC-          Massachusetts Real Estate Investment Trust
10   FSC-          Massachusetts securities corporation
11   ITH-          Irish holding company
12   IFS-          Irish limited company
13   ITC-          Irish limited company
14   IFS-          Irish limited company
15   IBSC-         Massachusetts securities corporation